UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 20, 2011

M.D.C. Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8951	84-0622967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification #)

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(Address of Principal Executive Offices)

(303) 773-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On January 24, 2011, the Board of Directors of M.D.C. Holdings, Inc. (the “Company”) adopted, subject to shareowner approval, the 2011 Equity Incentive Plan (“2011 Equity Plan”) as recommended by the Company’s Compensation Committee. On or about March 1, 2011, the Company made available a proxy statement to its shareowners describing the matters to be voted on at the Annual Meeting to be held on April 27, 2011, including the 2011 Equity Plan (Proposal 2).

The Company has now decided to amend the 2011 Equity Plan to reduce the number of shares of stock available for issuance from 4,000,000 shares to 1,600,000 shares. Specifically, the first two sentences of Section 4.1 of the 2011 Equity Plan have now been amended to read as follows:

4.1 Number of Shares. Subject to adjustment as provided in Section 14, the maximum number of shares of Stock available for issuance under the Plan shall be 1,600,000 shares. Subject to adjustment as provided in Section 14, 1,600,000 shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

Any vote previously cast as “For” or “Against” or “Abstain” with respect to the 2011 Equity Plan (Proposal 2) will be counted, respectively, as “For” or “Against” or “Abstain” with respect to the 2011 Equity Plan as amended. Any shareowner who has already voted and wishes to change that vote can do so: (i) by casting a later proxy by telephone, internet or mail, as described in the proxy statement; (ii) if they are a shareowner of record, by delivering a written notice of revocation to the Secretary of the Company at the address set forth in the proxy statement, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Annual Meeting and voting in person; or (iii) if they are a beneficial owner, by following the instructions sent by the broker, bank or other agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: April 20, 2011	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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